                                                                      EXHIBIT 11

                                 EQUIMED, INC.

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                                     Year Ended December 31,
                                                                        1994                  1995                 1996
                                                                        ----                  ----                 ----

     Primary:
       Weighted average common shares outstanding                                                           27,570,000
       Net effect of dilutive stock options and warrants -
         based on the treasury stock method                                                                      7,000
                                                                                                                 ------
       Weighted average common share and equivalents
         outstanding                                                                                        27,577,000
                                                                                                            ===========

     Net loss                                                                                             $(31,346,000)
                                                                                                          =============

     Net loss per share                                                                                      $   (1.14)
                                                                                                                 ======

     Fully Diluted:
       Weighted average common shares outstanding                                                           27,570,000
       Net effect of dilutive stock options and warrants -
         based on the treasury stock method                                                                      7,000
                                                                                                                 ------
       Weighted average common share and equivalents
         outstanding                                                                                        27,577,000
                                                                                                            ===========

     Net loss                                                                                             $(31,346,000)
                                                                                                          =============

     Net loss per share                                                                                      $   (1.14)
                                                                                                                 ======

     Pro forma weighted average common shares
       outstanding                                                20,784,000            20,784,000
     Pro forma net effect of dilutive stock
       options and warrants -
       based on the treasury stock method                             -                     -
                                                                  ----------            ----------
     Pro forma weighted average common share
       and equivalents outstanding                                20,784,000            20,784,000
                                                                  ==========            ==========

     Pro forma net income                                         $5,233,000            $6,807,000
                                                                   =========             =========

     Pro forma net income per share                                $    0.25             $    0.33
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